                                                                 Exhibit (B)(18)

                                PROJECT JUPITER

       US$850,000,000 BRIDGE LOAN FACILITY (THE "BRIDGE LOAN FACILITY")

                   SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

  * is pleased to provide below an outline of the terms and conditions upon which it would be prepared to make the Bridge Loan Facility available.

1. BORROWER:                   Rhone-Poulenc S.A. ("RP").

2. LENDER:                     *

3. FACILITY:                   A bridge loan facility of up to US$850,000,000
                               to be made available to the Borrower. The facility will be available in US Dollars and other freely available eurocurrencies.

4. PURPOSE:                    The proceeds of the Bridge Loan Facility will
                               be used by the Borrower in discharge of the consideration payable by the Borrower for the acquisition of the shares of Rhone-Poulenc
                               Rorer ("RPR") not currently owned by the Borrower (the "RPR MINORITY SHARES") in connection with a proposed tender offer (the
                               "TENDER OFFER") to be made by the Borrower for the RPR Minority Shares.

5. DRAWDOWN:                   Subject to satisfaction of all conditions
                               precedent to the availability of the Bridge
                               Loan Facility, the Bridge Loan Facility will be available to be drawn in one amount during the period commencing on the date on which the Tender Offer is effective and ending on the earlier of (i) lapse of the Tender Offer and
                               (ii) 30 November 1997 (the "AVAILABILITY
                               PERIOD").

6. INTEREST:                   (i)  Interest and advance periods will be 1, 3
                                    or 6 months or such other periods as may be agreed with the Lender.

                               (ii) The rate of interest shall be LIBOR plus
                                    the Margin. Interest will accrue from day to day and be calculated on the basis of accrual days elapsed and a 360 day year.

                               (iii) The Margin shall be 0.125% per annum.

                               (iv) If the Borrower fails to pay any amount
                                    owing by it on the due date for payment
                                    the Margin applicable to the unpaid sum
                                    shall be increased by 1% with effect from the due date.

7. FEES: The Borrower will pay commitment fees to the Lender at a rate of 0.06125% per annum on the daily undrawn uncancelled portion of the Bridge Loan Facility quarterly in arrears and on the expiry of the Availability Period from the date of signing of the Bridge Loan Facility agreement (whether or not the financing transactions contemplated herein are completed) (such fees to accrue from day to day and to be calculated on the basis of actual days elapsed and a 360 day year).

8. FINAL MATURITY:
                               The date (the "FINAL REPAYMENT DATE") falling 364 days after (and including), the date of signing of the Bridge Loan Facility.

________
* Request for Confidential Treatment filed by Purchaser on August 22, 1997.

9. REPAYMENT:                  The Bridge Loan Facility shall be repaid in
                               installments on the dates and in the amounts shown in the following table:

                                   (1) REPAYMENT DATES        (2) AMOUNT (US$)
                                   29 December 1997..........   125,000,000
                                   31 March 1998.............   270,000,000
                                   30 June 1998..............   265,000,000
                                   Final Repayment Date......   190,000,000

10. MANDATORY PREPAYMENT:      (i)   in full on a change of control of the Bor-
                                     rower;

                               (ii)  within 5 business days of realisation, the
                                     * Percentage (as defined in paragraph 24) of the net proceeds of any equity of-fering or other capital raising exercise by any member of the RP Group (excluding equity offerings for employees pursuant to employee share schemes and employee share option schemes) (including, for the avoid-ance of doubt the IPO of the RP Chemicals and Fibres and Polymers business)) each an "EQUITY OFFERING");

                               (iii) in full on recission of the Acquisition
                                     and/or the Bridge Loan Facility agreement or any documents entered into in connec-tion therewith.

                               (iv)  in full in the event that either:

                                     (a) it becomes unlawful for the Borrower
                                         to comply with its obligations under
                                         or in connection with the Bridge Loan
                                         Facility agreement; or

                                     (b) any provision of the Bridge Loan Fa-
                                         cility agreement become unenforceable;

                               Mandatory prepayment of part to be applied against scheduled repayment installments in order of maturity. No amounts prepaid may be redrawn.

11. VOLUNTARY PREPAYMENT:      Permitted at any time, upon at least seven
                               business days' notice, subject to:

                               (i) the relevant prepayment being in a minimum amount of US$50,000,000;

                               (ii) broken funding indemnity from the Borrow-
                                    er.

                               No amounts prepaid may be redrawn.

12. CANCELLATION:              Automatic cancellation of undrawn amounts on
                               the last day of the Availability Period.

                               The Bridge Loan Facility may be canceled in whole or in part upon seven business days prior written notice to the Lender in minimum amounts of US$50,000,000 and integral multiples thereof. Any cancellation of the Bridge Loan Facility shall be irrevocable.

13. DOCUMENTATION:
                               The Bridge Loan Facility arrangements will be documented by a facility agreement (on normal Euromarket syndicated loan terms) which will set out, inter alia, the conditions precedent to drawing, the representations and warranties, the undertakings and the events of default. Increased costs, pro-rata sharing, set-off, market

________
* Request for Confidential Treatment filed by Purchaser on August 22, 1997.

                               disruption, illegality and currency exposure protection provisions will be documented in the Bridge Loan Facility agreement in accordance with normal banking practice.

14. CONDITIONS PRECEDENT:      (a) Conditions precedent to signing of the
                                   Bridge Loan Facility to be completed to the satisfaction of the Lender prior to the Bridge Loan Facility becoming available will include:

                                   (i)  copies of the up to date constitu-
                                        tional documents and corporate author-
                                        ities for the Borrower accompanied by
                                        related incumbency certificates;

                                   (ii) legal opinions from legal counsel to
                                        the Borrower together with a legal
                                        opinion as to English law from UK
                                        counsel to the Lender.

                               (b) Conditions precedent to drawing of the
                                   Bridge Loan Facility to be completed to the satisfaction of the Lender prior to the Bridge Loan Facility becoming available will include:

                                   (i)  copies of the up to date constitu-
                                        tional documents and corporate author-
                                        ities for the Borrower accompanied by
                                        related incumbency certificates;

                                   (ii) due execution of the Bridge Loan Fa-
                                        cility agreement;

                                   (iii) representations and warranties are
                                         true and accurate on the date of ini-
                                         tial drawdown of the Bridge Loan
                                         Facility;

                                   (iv) no event of default or potential event
                                        of default (as defined in paragraph
                                        24).

15. REPRESENTATIONS AND        Representations and warranties from the
    WARRANTIES:                Borrower in relation to itself and material
                               Subsidiaries (as defined in paragraph 24), to include:

                               (i) the Borrower is duly incorporated and val-idly existing;

                               (ii) obligations of the Borrower under the
                                    Bridge Loan Facility agreement will rank pari passu with other unsecured and unsubordinated obligations;

                               (iii) the Borrower has power to enter into and
                                     perform pursuant to the Bridge Loan Fa-
                                     cility agreement and all necessary corpo-rate actions relevant thereto have been taken;

                               (iv) all material consents, licences, permits,
                                    filings, etc. relevant to the Bridge Loan
                                    Facility agreement have been obtained or made and are in full force and effect;

                               (v) execution and performance of Bridge Loan Facility agreement will not be in conflict with or in breach of any material obliga-tions in other agreements;

                               (vi) obligations under the Bridge Loan Facility
                                    agreement are legally valid, binding and enforceable;

                               (vii) no insolvency events;

                               (viii) no material litigation or other proceed-
                                      ings which would, or would be reasonably likely to, constitute a material adverse change;

                               (ix) no security interests or guarantees save for agreed exceptions;

                               (x)     good title to and/or valid leases or
                                       licences of, or other valid right to use, all material assets necessary to conduct its business;

                               (xi)    accuracy and fairness of published ac-
                                       counts;

                               (xii) no material adverse change since 31 De-cember 1996;

                               (xiii) (a) no event of default has occurred un-der the Bridge Loan Facility agreement; and (b) to its best knowledge and be-lief, having made due and careful en-quiry no default has occurred under any other material agreement to which it and/or any Material Subsidiary is a par-ty;

                               (xiv) no material outstanding tax liabilities (unless such liabilities are being con-tested in good faith and by appropriate proceedings);

                               (xv) contents of Legal Report, management bud-get and other information provided to the Lender accurate in all material respects as at date given;

                               (xvi) no material undisclosed facts relating to the Acquisition;

                               (xvii) no liability to make deductions or with-holdings from payments to the Lender;

                               (xviii) no stamp, registration or similar tax,
                                       (other than French "Timbres de Dimen-
                                       sion") in connection with the execu-
                                       tion, delivery, performance or enforce-
                                       ment of the Bridge Loan Facility agree-
                                       ment;

                               (xix) continued availability of Group loan fa-cilities after drawdown under the Bridge Loan Facility;

                               Representations and warranties to be
                               given/repeated as appropriate on date of signing of the Bridge Loan Facility agreement, on the date of any request for a utilisation thereof, on each drawdown date and quarterly thereafter (with the exception of representations (xii), (xiii)(b), (xv), (xvi),
                               (xvii) and (xviii) which shall be given on the date of the Bridge Loan Facility).

16. GENERAL UNDERTAKINGS:      Undertakings from the Borrower in relation to
                               itself and ech Material Subsidiary, to include:

                               (i) maintenance of authorisations and consents required in relation to the Acquisition and the Bridge Loan Facility agreement and all documents entered into in connection therewith;

                               (ii) subject to exceptions agreed between RP and the Lender (including, for this purpose, intra group restructurings) limitations or amalgamation, merger or consolidation or material change in the nature or scope of the business of the Borrower and any other Material Subsidiary without the prior approval of the Lender;

                               (iii) compliance with all relevant laws, per-
                                     mits and licences and making of all fil-ings material in the context of the Bridge Loan Facility agreement;

                               (iv) each Borrower and Material Subsidiary to maintain its corporate existence and its right to carry on its operations, provided that (except for any merger of the Bor-rower with any entity) the merger of Mate-rial Subsidiaries in relation to the IPO of the RP chemicals business will be per-mitted;

                               (v) pari passu status vis-a-vis all the Bor-rower's other unsecured and unsubordinated creditors;

                               (vi) maintenance of insurances, including pub-lic liability cover;

                               (vii) payment of all taxes before penalties be-come payable (unless being contested in good faith and by appropriate proceed-
                                      ings);

                               (viii) restrictions on creation of security
                                      over Borrower or Material Subsidiary as-sets save for Permitted Security (as de-fined in paragraph 24);

                               (ix) maximum amount of financial indebtedness in aggregate of RP Group not to exceed Ffr66,000,000,000 or equivalent;

                               (x) no loans or other similar financial accom-modations other than in normal course of business for intra-group funding transac-tions;

                               (xi) no repayment of Financial Indebtedness in-curred in connection with the acquisition of the RPR Minority Shares (other than to the Lender) prior to the Final Repayment Date except for

                                      (a) an amount of FF1,000,000,000 of the
                                          Balancing Bridge Loan Facilities on
                                          31st December, 1997;

                                      (b) an amount of FF1,500,000,000 of the
                                          Balancing Bridge Loan Facilities on
                                          30th June, 1998; and

                                      (c) repayments and immediate redrawings of
                                          such Financial Indebtedness to the ex-
                                          tent such Financial Indebtedness
                                          arises under revolving credit facili-
                                          ties;

                               (xii) hedging activity of the Borrower and each Material Subsidiary to be carried out in accordance with the Borrower's usual business practice;

                               (xiii) (a) as soon as available and in any event
                                          within 90 days after the end of the
                                          first half of each of RP's financial
                                          years (aa) RP's unaudited financial
                                          statements for that financial half
                                          year (in English) and (bb) the unau-
                                          dited consolidated financial state-
                                          ments of the RP Group (in English),
                                          for that financial half year, and as
                                          soon as available and in any event
                                          with 45 days after the end of the
                                          first half of each of RP's financial
                                          years, delivery of a certificate of a
                                          director on the executive board of RP
                                          certifying compliance with the finan-
                                          cial covenant referred to in para-
                                          graph (xxi) below and the non-exist-
                                          ence of any event of default or po-
                                          tential event of default;

                                      (b) as soon as available and in any event
                                          within 120 days after the end of each
                                          of RP's financial years (aa) RP's au-
                                          dited financial statement for that fi-
                                          nancial year (in

                                      English) and (bb) the audited consoli-
                                      dated financial statements of the RP
                                      Group (in English), for that financial
                                      year, and, as soon as available and in
                                      any event within 45 days after the end
                                      of each of RP's financial years, deliv-
                                      ery of a certificate of a director on
                                      the executive board of RP certifying
                                      compliance with the financial covenant
                                      referred to in paragraph (xxi) below and the non-existence of any event of de-fault or potential event of default;

                              (xiv) delivery to the Lender of details of liti-gation or other similar proceedings which would be likely to result in material ad-verse change;

                              (xv) provision of such other information as the Lender may reasonably request in order to assess compliance by the Borrower with its obligations under the Bridge Loan Facility agreement;

                              (xvi) requirement to notify Lender of any event of default or potential event of default;

                              (xvii) requirement to notify the Lender of any change in the auditors;

                              (xviii) ratio of Consolidated Indebtedness to
                                      Consolidated Net Worth (as such terms
                                      are defined in paragraph 24) not to ex-
                                      ceed 1:1. Covenant compliance to be
                                      tested on 31 December and 30 June of
                                      each year. Compliance by reference to
                                      audited accounts to be certified by RP's auditors;

                              (xix) Residual Percentage of the net proceeds of any Equity Offering to be applied in pre-payment of the Balancing Bridge Loan Fa-cilities.

17. EVENTS OF DEFAULT:        Events of default to include:

                              (i) payment default (with 3 business days rem-edy period for technical or administrative delay only) and other breach of the Bridge Loan Facility agreement) (with 15 business days remedy period from date of default, if capable of remedy);

                              (ii) any representation or warranty of the Bor-rower is materially incorrect in any re-spect when made or repeated;

                              (iii) cross default in respect of financial in-debtedness of the Borrower or any other member of the RP Group in excess of US$30,000,000 or its equivalent);

                              (iv) the Borrower or any Material Subsidiary is subject to an amicable settlement ("reglement amiable") under French law or any similar proceedings;

                              (v)     insolvency, bankruptcy, liquidation,
                                      dissolution, etc. of the Borrower or any Material Subsidiary except in the case of a liquidation or dissolution where the terms have been approved by the Lender. This excludes a solvent merger for arm's length consideration within the RP Group;

                              (vi) a moratorium or restructuring is made or declared in respect of all or any indebtedness of the Borrower or any Material Subsidiary or any such person proposes, makes or enters into a general assignment, arrangement or
                                    composition with or for the benefit or
                                    creditors;

                             (vii) appointment of an administrator, receiver, trustee or similar officer in respect of the Borrower or any Material Subsidiary;

                             (viii) enforcement or distress or execution
                                    against property material in the context of the Borrower or any Material Subsidiary unless such distress or execution is dis-charged within 45 days;

                             (ix) the Borrower or any Material Subsidiary is declared insolvent or declares in writing that it is unable to pay its debts as and when they are due;

                             (x)    anything analogous to (iv), (v), (vi),
                                    (vii), (viii) or (ix) shall occur to the Borrower or any Material Subsidiary under the laws of the jurisdiction under which such person is incorporated;

                             (xi)   cessation of business;

                             (xii) material change to constitutional documents detrimental to the Lender;

                             (xiii) compulsory acquisition of material assets
                                    of Material Subsidiary where the effect of such compulsory acquisition might materi-ally prejudice the interest of the Lender;

                             (xiv) security interests securing financial in-debtedness in excess of US$30,000,000 (or its equivalent) becoming enforceable;

                             (xv) material qualification of financial state-ments by RP Group auditors.

18. FUNDING PROTECTION:      Customary for a transaction of this type
                             including breakage costs, compensation for increased costs and compliance with capital adequacy and other regulatory provisions and market disruption provisions (LIBOR substitute in event of market disruption to be determined in accordance with normal banking practice).

19. TAXES:                   All payments by the Borrower will be made free
                             and clear of future taxes, levies, duties or deductions whatsoever imposed. Save for agreed exceptions, any withholding or other deduction will be grossed up. All transfer, stamp and registration taxes and other like charges and fees will be paid by the Borrower.

20. EXPENSES:                All reasonable expenses including but not limited
                             to legal fees (subject agreed caps) and all other out-of-pocket expenses incurred in connection with the preparation, negotiation, documentation, signing and publicizing of the Bridge Loan
                             Facility shall be for the account of the Borrower, whether or not the Acquisition or financing transactions contemplated herein are completed.

21. ASSIGNMENTS &
    TRANSFER:
                             Standard provisions will be included in the Bridge Loan Facility agreement permitting the assignment transfer of Bridge Loan Facility commitments and outstandings of the Lender subject to RP's consent (such consent not to be unreasonably withheld or delayed). In the case of a partial transfer, minimum assignment to be US$50,000,000 and thereafter integral multiples of US$10,000,000 unless otherwise agreed with RP.

22. LAW: The Bridge Loan Facility agreement will be governed by English Law. Borrower will subject to the non-exclusive jurisdiction of the English Courts.

23. PUBLICITY:                 The Arranger may publicise the financing of the
                               Acquisition. The Borrower will be informed of the form and substance of any announcement made by the Lender.

24. DEFINITIONS:               For the purposes of the Bridge Loan Facility
                               agreement:

                               "BALANCING BRIDGE LOAN FACILITIES" means bridge loan facilities provided by a bank other than the Lender for the purposes of funding the Acquisition and entered into on or about the same date as this Facility in an aggregate amount which when taken together with this Facility and the Balancing Medium Term Loan Facilities is sufficient to fund the purchase price of the Acquisition;

                               "BALANCING MEDIUM TERM LOAN FACILITIES" means medium term loan facilities entered into for the purposes of funding the Acquisition entered into on or about the date of this Facility and in an aggregate amount which when taken together with the amount of this Facility and the Balancing Bridge Loan Facilities is sufficient to fund the purchase price of the Acquisition;

                               "CONSOLIDATED INDEBTEDNESS" means the
                               difference between (i) the sum of Long Term
                               Debt, Participating Loans, Bank Overdraft,
                               Current Portion of Long Term Debt and Short
                               Term Borrowing and (ii) the sum of Cash, Short Term Deposits and Marketable Securities as each of the foregoing amounts shall be determined from the items so described in the consolidated balance sheet of RP and its subsidiaries included in the half yearly or annual financial statements most recently delivered by RP to the Lender;

                               "CONSOLIDATED NET WORTH" means the difference between (i) Total Liabilities and Total Stockholders Equity and (ii) the sum of Total Current Liabilities, Long Term Debt, Participating Loans and Other Long Term Liabilities as each of the foregoing amounts shall be determined from the items so described in the half yearly or annual consolidated financial statements of RP and its subsidiaries most recently delivered by RP to the Lender;

                               "FINANCIAL INDEBTEDNESS" shall mean:

                               (i)   any indebtedness for monies borrowed;

                               (ii) any indebtedness (actual or contingent) under a guarantee, security, indemnity or other commitment designed to protect any creditor against loss in respect of any financial indebtedness of any third party;

                               (iii) any indebtedness under any acceptance
                                     credit;

                               (iv)  any indebtedness under any debenture,
                                     note, bill of exchange, bonds, commercial paper, certificate of deposit or similar instrument;

                               (v)  Any indebtedness for money owing in re-
                                    spect of any interest swap, or currency
                                    swap, such indebtedness to be measured on a mark-to-market basis at the relevant time and to include, vis-a-vis any partic-ular counterparty, application of the rel-evant ISDA netting procedures;

                               (vi) Any payment obligations under any lease
                                    entered into for the purposes of obtaining or raising finance.

                               "MATERIAL ADVERSE CHANGE" means any event having a material adverse effect in the reasonable opinion of the Lender on the ability of (i) the Borrower to perform in a timely manner all or any of its obligations, including, without limitation, its payment obligations, under the Bridge Loan Facility agreement or any other documentation entered into in connection therewith or (ii) on the business, assets or financial conditions of the RP Group taken as a whole in the context of the ability of the Borrower to discharge its payment obligations;

                               "MATERIAL SUBSIDIARY" means Institut Merieux
                               S.A. (France), Pasteur Merieux Connaught,
                               Rhone-Poulenc Rorer Inc. (U.S.A.). Rhone-
                               Poulenc Holdings Inc. (U.S.A.), Rhone Poulenc Agrochimie, Rhone-Poulenc Chimi and Rhone-Poulenc Nutrition Animale;

                               "POTENTIAL EVENT OF DEFAULT" means any event which with the giving of notice or the lapse of any period of time, in each case under the terms of the Bridge Loan Facility agreement, would constitute an event of default under the terms of the Bridge Loan Facility agreement;

                               "PERMITTED SECURITY" means Security Interests:

                               (i) in connection with Financial Indebtedness incurred for the purchase, maintenance or improvement of an asset, provided (a) the amount of Financial Indebtedness secured remains confined to the acquired assets and (b) that in relation to maintenance and improvement, the amount of Financial Indebtedness secured under any security granted for the financing of such mainte-nance and/or improvement does not exceed the cost of such maintenance and/or im-provement;

                               (ii) created at the time of incurring the Fi-
                                    nancial Indebtedness to secure Finance In-debtedness owing to EIB, CREDIT NATIONAL, FONDS INDUSTRIEL DE MODERNISATION, FONDS DE DEVELOPPMENT ECONOMIQUE ET SOCIAL or any other governmental or EEC controlled financial institution which in its normal lending practice requires such encum-brance;

                               (iii) existence at a time when a corporation is
                                     merged into, consolidated with or ac-
                                     quired by the Borrower or any Material
                                     Subsidiary and not created in contempla-tion of such event provided such Security Interest remains confined to such as-
                                    sets and improvements and additions thereto and does not secure any financial indebted-ness not so secured at the time of such event;

                             (iv) existing on any asset prior to the acquisi-tion thereof by the Borrower or any Material Subsidiary and not created in contemplation of such acquisition provided such Security Interest remains confined to such asset and improvements and additions thereto and does not secure any financial indebtedness not so secured at the time of such event;

                             (v)    arising out of a refinancing of any
                                    financial indebtedness secured by
                                    encumbrances permitted above provided that such financial indebtedness is not increased or secured by any additional assets or revenues;

                             (vi)   arising after orders of attachment,
                                    distraint or similar legal process arising in connection with court proceeding so long as execution or other enforcement thereof is effectively stayed and the claims secured are being contested in good faith and by ap-propriate proceedings and the attachment, distraint or other proceedings do not result in an event of default or other breach of the terms of the Bridge Facility agreement;

                             (viii) created over assets held in trust by an-
                                    other person, which assets are to be used by such other person solely for satisfying the Borrower's or any Material Subsidiary's scheduled payment obligations in respect of principal and/or interest in respect of any financial indebtedness of the Borrower or any Material Subsidiary (the "OBLIGOR'S OBLIGATIONS") in circum-stances where such other person has under-taken responsibility for the discharged of the Obligor's Obligations;

                             (viii) created over a deposit made by the Bor-
                                    rower or any Material Subsidiary using the proceeds of Financial Indebtedness lent by the depositary or such proceeds provided that (a) the depositary of such proceeds lends an amount at least equal to the amount of the deposit to a subsidiary of the Borrower or relevant Material Subsidi-ary and (b) such loan has a maturity date which is not earlier than the date for re-payments of such deposit;

                             (ix) not in one of the above categories to secure financial indebtedness as long as the amount of financial indebtedness secured thereby does not exceed 7.5% of Consolidated Net Worth.

                             "RESIDUAL PERCENTAGE" means the percentage equal to the aggregate of 100% less the * Percentage;

                             "* PERCENTAGE" means the percentage borne by US$850,000,000 to the aggregate of US$850,000,000 and the aggregate US$ initial amount of the Balancing Bridge Loan Facilities;

__________
* Request for Confidential Treatment filed by Purchaser on August 22, 1997.

25. CONDITION:                 This offer is made on condition that there is
                               no material adverse change in the financial condition of the Borrower, nor in the international credit markets, between now and the signing of the Bridge Loan Facility agreement.

  Please signify your acceptance of the terms and conditions set out above by signing and returning a copy of this Summary of Terms and Conditions by no later than [11th August] 1997 after which date this offer will expire unless previously accepted.

For and on behalf of RHONE-POULENC
S.A.

/s/
-------------------------------------
Date:


For and on behalf of *:


/s/                                       /s/
-------------------------------------     -----------------------------------
Date:      8/8/97                         Date:         8/8/97


________
* Request for Confidential Treatment filed by Purchaser on August 22, 1997.